Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Gopher Protocol Inc. (the “Company”) of our report dated March 31, 2017, with respect to the financial statements which appear in the Annual Report on Form 10-K of the Company for the year ended December 31, 2016, filed with the Securities and Exchange Commission, and to all references to our Firm included in this Registration Statement.

/s/ Anton & Chia, LLP

Newport Beach, CA

May 23, 2018